Supply Contract

Manufacturer (A): ZHONGQIANG POWER-TECH.,LTD

Purchaser(B): beijing guoqiang science & technology development co., ltd

Contractor Number: zqpt100224001

Place: shuangcheng city

Time: Feb.24,2010

As negociated, the followings are the agreed items:

Product name	Model (MM)	Capacity (AH)	Voltage (v)	Unit	Number	Price (RMB/YUAN)	Total
Power pack	240190	100	72	UNIT	3000	27000	81,000,000.00
Total							81,000,000.00
Writen as		Eighty-one million yuan

1,product:PLI battery

2,quality and technology standard : national standard

3,delievery: EX factory

4,delievery: as the contractor singed, B should send offical docuent for delievery which at least 25days in advance

5,transportation  cost: A take the transportation fee.,

6,test standard and comments:national test standard. Any comments should be in 15days as B receive the products

7,package standard: carton pack

8,delievery and payment: pay each order as the products tested by B

9,solution for dispute: any dispute in this contractor,both negociation and sue are all available.A promised any none qualified product should be replaced for free

10,appendix:

     a),any items in the order which is not consequence with this contractor,it follows this contractor

     b),two copies of this contractor,it would be in effective as signed.the fax of this contractor is as legal as initial one.this contractor can not be revocated.

A:  zhongqiang power-tech co., ltd

Signature:

Date:

Add:1 weiyou Rd.economy development park shuangcheng city.heilongjiang province.

Tel:0451-53118495

Fax:0451-53118493

Bank: bank of china,shuangcheng Br.

Acc#: 15750718091001

IRS: 230182738632952

B:beijing guoqiang global science and tech. co., ltd

signature:

date:

add:88A north park(west) Rd. er bozi industry park longguan town changping Dis. Beijing

Tel: 010-62165303

Fax: 010-62117250

Bank: ICBC shijingshan Br.

Acc#: 0200218709006908579

IRS: 110107799959393